Exhibit 99.1

Zoomcar Announces Closing of Private Placement of Common Stock Warrants

Bengaluru, India, February 26, 2026 — Zoomcar Holdings, Inc. (OTCQB: ZCAR), India’s largest peer-to-peer self-drive car-sharing marketplace, today announced the closing of a private placement of common stock purchase warrants to verified accredited investors.

The private placement was launched on February 19, 2026, and was conducted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(c) of Regulation D.

In connection with the closing, the Company issued an aggregate of 939 common stock purchase warrants (the “Warrants”), each exercisable for one share of the Company’s common stock at a nominal exercise price of $6,000 per share, subject to adjustment as provided therein and were sold for $1.00 per warrant for an aggregate of $939.

The Warrants contain customary anti-dilution adjustments, including adjustments for stock splits, stock dividends and similar events, as well as beneficial ownership limitations restricting a holder from exercising any portion of a Warrant to the extent such holder would beneficially own more than 4.99% (or, at the holder’s election upon notice, up to 9.99%) of the Company’s outstanding common stock immediately after exercise.

Important Information / No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Any offer to sell securities in the private placement will be made only pursuant to definitive offering documents. Any exchange offer or tender offer, if commenced, will be made only pursuant to definitive offer materials and, if applicable, filings with the U.S. Securities and Exchange Commission (“SEC”). Investors and security holders should read all such materials carefully if and when available because they will contain important information.

The securities referenced herein have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the private placement of Warrants, the potential commencement and terms of any contemplated exchange or tender offer involving such Warrants, the anticipated structure or exchange ratio of any such transaction, the potential effects of the Warrants or any exchange offer on the Company’s capital structure, and the Company’s strategic objectives. Words such as “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” “potential,” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation: the Company’s ability to commence or complete any contemplated exchange or tender offer; the level of participation by holders of Warrants in any such transaction; the Company’s ability to satisfy any conditions to such transaction, including obtaining any required stockholder approvals; the potential dilutive impact of the Warrants; market and capital markets conditions; regulatory developments; the Company’s operating performance and liquidity; and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission.

Actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Zoomcar

Founded in 2013 and headquartered in Bengaluru, India, Zoomcar is a leading marketplace for self-drive car sharing focused in India. The Zoomcar community connects Hosts with Guests, who choose from a broad selection of vehicles at affordable prices, enabling flexible access-based mobility.

Contact:

investors@zoomcar.com; press@zoomcar.com